UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 20, 2015

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34747	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
915 DeGuigne Drive P.O. Box 3453 Sunnyvale, California 94088-3453 (Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Introduction

On December 1, 2014, Spansion Inc., a Delaware corporation (“Spansion”), Cypress Semiconductor Corporation, a Delaware corporation (“Cypress”), and Mustang Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Cypress (“Merger Sub”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into Spansion (the “Merger”), with Spansion surviving the Merger as a wholly owned subsidiary of Cypress.

On February 6, 2015 Cypress filed, and on February 10, 2015 Spansion filed, with the Securities and Exchange Commission (the “SEC”) a definitive joint proxy statement/prospectus (the “Definitive Joint Proxy Statement/Prospectus”) in connection with the Merger, which was mailed to the stockholders of each of Spansion and Cypress on or about February 10, 2015. Spansion is making this filing in connection with the execution of a memorandum of understanding, effective February 20, 2015, (the “MOU”) regarding the settlement of certain litigation arising out of the announcement of the Merger Agreement.

As disclosed in, among other places, the Definitive Joint Proxy Statement/Prospectus, Walter Jeter filed a class action complaint on December 17, 2014 in the Superior Court of the State of California, County of Santa Clara (No. 114CV274635) against Spansion Inc., its directors, Cypress Semiconductor Corporation, and Mustang Acquisition Corporation (“Jeter Action”). On December 24, 2014, Shiva Y. Stein filed a similar class action complaint in the Superior Court of the State of California, County of Santa Clara (No. 114CV274924) against the same defendants (“Stein Action”). On January 12, 2015, each of the plaintiffs filed substantially identical amended complaints. Both cases allege that the proposed merger was the result of a flawed process and provides insufficient value to Spansion’s shareholders, and further allege that the disclosures in the Form S-4 Registration Statement filed with the Securities and Exchange Commission on December 19, 2014 are materially incomplete and misleading. Plaintiffs in both cases assert claims against Spansion’s directors for a breach of fiduciary duty and, as to Cypress and Merger Sub, aiding and abetting a breach of fiduciary duty. The plaintiffs seek to enjoin the Merger Agreement between Spansion and Cypress which was announced on December 1, 2014, or alternatively, to rescind the transaction in the event the defendants are able to consummate it, along with damages, attorney fees and costs. On January 30, 2015, the court consolidated the two lawsuits into a single action, captioned Walter Jeter v. Spansion Inc., et al., Case No. 1-14-CV-274635 (the “Consolidated Action”).

Pursuant to the MOU, Spansion has agreed to make the disclosures concerning the Merger set forth below. The MOU will be replaced by a Stipulation of Settlement to be negotiated and prepared by the parties, and submitted for court approval. The Stipulation of Settlement will include terms proposing the certification of a conditional non-opt out class for settlement purposes only. In addition, the MOU provides that, subject to approval by the court after notice to the members of the Class (the “Class Members”), the parties agree to the entry of a Final Order and Judgment in the Consolidated Action that shall provide that the Jeter Action, the Stein Action and the Consolidated Action are dismissed with prejudice and that all claims that the Class Members may possess with regard to the Merger will be released. In connection with the settlement, the Plaintiff’s counsel has expressed its intention to seek an award by the court of attorneys’ fees and expenses. The amount of the award to the Plaintiff’s counsel will ultimately be determined by the court. This payment will not affect the amount of merger consideration to be received by any Spansion stockholder in the Merger. There can be no assurance that the parties will ultimately enter into a definitive settlement agreement or that the court will approve the settlement. The MOU and the settlement are contingent upon conditional class certification for the purpose of the settlement and final approval of the settlement by the court.

The Defendants each have denied, and continue to deny, that they have committed or aided and abetted in the commission of any violation of law or breaches of duty or engaged in any of the alleged wrongful acts and the Defendants expressly maintain that they diligently and fully complied with their fiduciary, disclosure and other legal duties. Nothing in the MOU, any settlement agreement or any public filing, including this Current Report on Form 8-K (this “Current Report”), is or shall be deemed to be an admission of the legal necessity of filing or the materiality under applicable laws of any of the additional information contained herein or in any public filing associated with the proposed settlement of the Jeter, Stein and Consolidated Actions.

Supplemental Disclosures

Solely in connection with the contemplated settlement of the consolidated action, Spansion agreed to make the following supplemental disclosures to the Definitive Joint Proxy Statement/Prospectus. The following information should be read in conjunction with the Definitive Joint Proxy Statement/Prospectus, which should be read in its entirety. All page references in the information below are to pages in the Definitive Joint Proxy Statement/Prospectus, and capitalized terms used in this Current Report shall have the meanings set forth in the Definitive Joint Proxy Statement/Prospectus, unless otherwise defined herein.

(1)	Supplement to “Background of the Merger”

The following disclosure supplements and restates the third paragraph under the heading “Background of the Merger” on page 60 of the Definitive Joint Proxy Statement/Prospectus.

      On May 7, 2014, Party D informed Spansion that it was not comfortable agreeing to a standstill provision in the mutual nondisclosure agreement that Party D and Spansion were negotiating, as it believed that such a provision could restrict the circumstances in which it could make a proposal for Spansion.

The following disclosure supplements and restates the fourth paragraph under the heading “Background of the Merger” on page 60 of the Definitive Joint Proxy Statement/Prospectus.

On May 16, 2014, Spansion indicated to Party D that it would not be able to provide all of the information that Party D was requesting without a standstill provision (since otherwise Party D could use such confidential information in making or participating in a hostile bid for Spansion which was not in the best interests of Spansion’s stockholders), but offered to meet with Party D during the week of May 19, 2014 to provide limited due diligence information.

The following disclosure supplements and restates the seventh paragraph under the heading “Background of the Merger” on page 60 of the Definitive Joint Proxy Statement/Prospectus.

      On June 9, 2014, Spansion entered into a Standstill Agreement and an amended mutual nondisclosure agreement with Party C to clarify the parties’ respective obligations concerning the disclosure of certain confidential information.

The following disclosure supplements and restates the last sentence of the 10th paragraph under the heading “Background of the Merger” on page 60 of the Definitive Joint Proxy Statement/Prospectus.

Although Spansion’s board and management had concerns with respect to Party E’s ability to fund an acquisition of Spansion independently or obtain access to sufficient financing resources as would be required to complete such a transaction, on July 28, 2014, Spansion entered into a mutual nondisclosure agreement with Party E (which contained a standstill provision) for the purpose of further exploring strategic options with Party E.

The following disclosure supplements and restates the fourth paragraph under the heading “Background of the Merger” on page 61 of the Definitive Joint Proxy Statement/Prospectus.

On September 9, 2014, Spansion entered into a mutual nondisclosure agreement with Party B (which contained a standstill provision) for the purpose of allowing Party B to evaluate a potential acquisition of Spansion.

The following disclosure supplements and restates the sixth sentence of the last paragraph under the heading “Background of the Merger” beginning on page 61 of the Definitive Joint Proxy Statement/Prospectus.

As part of a market check process the M&A committee directed management to follow up with Party C, Cypress and Party E and to engage with Party B to seek a higher valuation (based in part on the resulting potential financial synergies) and test the level of Party B’s board support for its proposal.

The following disclosure supplements and restates the second full paragraph under the heading “Background of the Merger” on page 62 of the Definitive Joint Proxy Statement/Prospectus.

On September 25, 2014, Spansion and Cypress executed a mutual nondisclosure agreement (which contained a standstill provision) in order to facilitate their consideration of a potential business combination.

The following disclosure supplements and restates the first paragraph under the heading “Background of the Merger” on page 63 of the Definitive Joint Proxy Statement/Prospectus.

Also on October 6, 2014, Spansion entered into a mutual nondisclosure agreement with Party H (which contained a standstill provision).

The following disclosure supplements and restates the last sentence of the sixth paragraph under the heading “Background of the Merger” on page 64 of the Definitive Joint Proxy Statement/Prospectus.

Later on October 22, 2014, representatives of Spansion delivered a draft nondisclosure agreement to the representatives of Party J and Party K (which contained a standstill provision).

(2)	Supplement to “Opinion of Spansion’s Financial Advisor”

The following disclosure supplements and restates the list of precedent transactions under the subheading “Analysis of Precedent Transactions” beginning on page 90 of the Definitive Joint Proxy Statement/Prospectus.

Selected Technology Precedent Transactions

Transaction and Date	1-Day Price Premium	30-Day Average Price Premium
Abitibi Inc. / Bowater Inc.	1%	5%
Alliance Unichem plc / Boots UK Ltd	(1%)	2%
Arcelor S.A. / Mittal Steel Co, N.V.	26%	15%
Autostrade SpA / Abertis Infraestructuras S.A.	(1%)	9%
Avoca Resources Ltd. / Anatolia Minerals Development Ltd.	10%	5%
Bank One Corp. / JPMorgan & Co. Inc.	14%	7%
Bergen Brunswig Corp. / Amerisource Corp.	5%	12%
Biogen Inc. / IDEC Corp.	2%	1%
bwin Interactive Entertainment AG / PartyGaming plc	6%	(1%)
Cable Design Technologies Corp. / Belden Inc.	0%	(3%)
Caremark Rx, LLC / CVS Health Corp.	6%	(1%)
Carphone Warehouse plc / Dixons Retail plc	(0%)	4%
ECCO S.A. / Adecco S.A.	6%	1%
Euronext N.V. / NYSE Group, Inc.	(5%)	9%
FNX Mining Company, Inc. / Quadra Mining Ltd.	2%	3%
Frontier Oil Corp. / Holly Corp	(4%)	11%
Gemplus International S.A. / Axalto International Ltd.	(9%)	(1%)
Global Marine Systems Ltd. / Santa Fe International Corp.	17%	14%
GulfTerra Energy Partners, LP / Enterprise Products Partners LP	2%	2%
Hanover Compressor Co. / Universal Compression Holdings, Inc.	2%	5%
IBERIA LAE S.A. / British Airways plc	10%	18%
Intentia, Inc. / Lawson Software, Inc.	7%	26%
Lucent Technologies, Inc. / Alcatel S.A.	(1%)	(3%)
Meiji Seika Kaisha Co., Ltd / Meiji Dairies Co., Ltd.	2%	(6%)
Metavante Technologies, Inc. / Fidelity National Information Services, Inc.	23%	32%
MindSpring Enterprises / EarthLink Holdings Corp.	22%	1%
Mirant Corp. / RRI Energy, Inc.	4%	(2%)
Molson Inc. / Coors Brewing Co.	17%	18%
Nextel Communications, Inc. / Sprint Corp.	9%	4%
OfficeMax Inc. / Office Depot, Inc.	26%	22%
Omnicom Group Inc. / Publicis Groupe S.A.	(2%)	(5%)
ProLogis, Inc. / AMB Property Corp.	(3%)	(1%)
Subsea 7 S.A. / Acergy S.A.	3%	4%
The Travelers Companies, Inc. / The St. Paul Companies, Inc.	8%	1%
Ticketmaster Entertainment, LLC / Live Nation Entertainment, Inc.	6%	17%
Tokyo Electron, Ltd / Applied Materials, Inc.	16%	16%
TransAtlantic Holdings Inc. / Allied World Assurance Company Holdings AG	(1%)	1%
TriQuint Semiconductor, Inc. / RF Micro Devices Inc.	5%	15%
Union Planters Corp. / Regions Financial Corp.	21%	19%
UniTAB Ltd. / Tattersalls Ltd.	(1%)	(7%)
UrAsia Energy Ltd. / sxr Uranium Inc.	13%	25%
Varco, Inc. / National Oilwell Inc.	9%	15%
XM Satellite Radio Holdings Inc. / Sirius Radio Inc.	22%	19%

The following disclosure supplements and is to be inserted above the subheading “General” on page 93 of the Definitive Joint Proxy Statement/Prospectus.

Other Information

Morgan Stanley also performed a comparable company analysis and a discounted cash flow analysis. However, the comparable company and discounted cash flow analyses were not methodologies that Morgan Stanley relied upon in delivering its Opinion and were provided to Spansion’s board only for informational purposes.

Comparable Company Analysis

Morgan Stanley compared the financial performance and valuation multiples of certain other publicly-traded companies comparable with Spansion and Cypress. The financial metrics shown below were derived from publicly available company reports and consensus estimates from CapIQ database.

Comparable Companies’ Financial Performance
	Revenue Growth		EBITDA Growth		Gross Margin		EBITDA Margin
Comps	2014E	2015E	2014E	2015E	2014E	2015E	2014E	2015E
Spansion	(1.2%)	4.2%	19.7%	39.7%	34.5%	37.1%	12.5%	16.5%
Cypress	0.1%	5.8%	13.6%	13.6%	52.1%	52.8%	18.8%	20.2%
Atmel	2.0%	3.3%	21.3%	30.3%	46.2%	49.6%	16.3%	20.6%
Dialog	26.0%	13.4%	49.3%	21.3%	43.6%	44.1%	19.8%	21.2%
Freescale	10.7%	1.8%	20.9%	4.0%	45.5%	46.3%	22.5%	23.0%
Microchip (1)	12.1%	3.2%	11.6%	8.3%	59.0%	58.8%	37.4%	39.3%
Microsemi (2)	2.1%	7.5%	26.3%	9.9%	55.9%	57.2%	27.0%	27.6%
NXP	16.5%	9.9%	24.0%	9.8%	48.4%	48.6%	30.4%	30.4%
Renesas	(13.7%)	(3.3%)	39.4%	(28.6%)	39.0%	39.8%	25.3%	18.7%

1. Microchip CY2014E revenue growth rate adjusted for acquisition of Supertex (closed April 2014)

2. Microsemi CY2014E revenue growth rate adjusted for acquisition of Symmetricom (closed December 2013)

Comparable Companies’ Financial Performance (Continued)
	Share Based Compensation as a % of Revenue
Comps	CY2012A	CY2013A	CQ1-CQ3 2014A
Spansion	3.7%	3.3%	2.7%
Cypress	9.6%	10.1%	8.1%
Atmel	5.1%	3.1%	4.3%
Dialog (1)	0.9%	1.0%	2.0%
Freescale	1.1%	1.1%	1.4%
Microchip	3.6%	2.6%	2.6%
Microsemi	3.6%	3.8%	3.9%
NXP	1.2%	1.8%	2.4%
Renesas	N/A	N/A	N/A

1. Dialog SBC as a % of revenue only includes CQ1-CQ2 2014 data

Comparable Companies’ Valuation Multiples
	AV / EBITDA		Price / EPS
Comps	2014E	2015E	2014E	2015E
Spansion	11.3x	8.2x	23.8x	12.7x
Cypress	14.5x	12.7x	20.0x	17.3x
Atmel	14.0x	10.8x	20.7x	15.6x
Dialog	11.3x	9.3x	22.3x	16.8x
Freescale	11.2x	10.8x	14.8x	12.4x
Microchip	11.6x	10.7x	17.3x	16.4x
Microsemi	10.1x	9.2x	11.4x	9.4x
NXP	13.2x	12.0x	16.4x	14.2x
Renesas	6.8x	9.5x	N.M.	24.7x

Discounted Cash Flow Analysis.

Morgan Stanley performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of such company. Morgan Stanley calculated a range of equity values for Spansion and Cypress common stock independently and for the combined pro-forma synergies. Morgan Stanley utilized management estimates prepared by both companies for the purposes of its discounted cash flow analysis. Morgan Stanley first calculated, for each company, the estimated free cash flow which is defined as adjusted earnings before interest, taxes, depreciation and amortization, less (1) stock based compensation expense, (2) taxes, (3) capital expenditures, and (4) changes in working capital. Morgan Stanley also calculated the value of the synergies in the same manner.

Morgan Stanley then calculated the net present value of the free cash flows for Spansion and Cypress for the years 2015 through 2017 and calculated terminal values in the year 2017 based on a terminal perpetual growth rate ranging from 2.0% to 4.0% and utilizing a 35% tax rate. Morgan Stanley selected these terminal perpetual growth rates based on the application of its professional judgment and experience. These values were discounted to present values as of December 31, 2014 at 10.1% for Spansion and 9.5% for Cypress, discount rates selected, upon the application of Morgan Stanley’s professional judgment and experience, to reflect each company’s weighted average cost of capital.

Morgan Stanley performed the discounted cash flow analysis taking into account the impact of the companies’ existing NOLs. For Spansion, Morgan Stanley assumed $806 million of NOLs, with $446 million subject to a $27.2 million annual use limitation, implying a present value of $179 million at a 10.1% discount rate. For Cypress, Morgan Stanley assumed $1,006 million of NOLs, with $50 million subject to a $1.5 million annual use limitation, implying a present value of $209 million at a 9.5% discount rate.

The following table summarizes Morgan Stanley’s analysis:

	Implied Present Equity Value ($ million)	Implied Value per Share of Common Stock ($)
Spansion	1,502 – 1,885	$22.18 – $27.60
Cypress	1,615 – 2,054	$9.30 – $11.75
Combined Pro-forma Synergies	1,410 – 1,804	NA

For purposes of its Discounted Cash Flow Analysis for Spansion, Morgan Stanley utilized estimated unlevered free cash flows as follows: Calendar Year 2015: $80 million; Calendar Year 2016: $118 million; and Calendar Year 2017: $107 million.

The following disclosure supplements and restates the second to last sentence under the heading “Opinion of Spansion’s Financial Advisor” on page 94 of the Definitive Joint Proxy Statement/Prospectus.

In the two years prior to the date of its opinion, Morgan Stanley and its affiliates have provided financing services to Spansion and Cypress and have received aggregate fees of approximately $2.8 million from Spansion in connection with its role as lead left arranger, joint bookrunner, and lead left arranger on its revolving credit facility, exchangeable note, and Term Loan B, respectively, and approximately $1.3 million from Cypress in connection with its role as lead left arranger on its revolving credit facility.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including with respect to the anticipated timing, completion and effects of the proposed merger between Cypress and Spansion. These statements are based on management’s current expectations and beliefs, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements may contain words such as “will be,” “will,” “expected,” “anticipate,” “continue,” or similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure of the Cypress or Spansion shareholders to approve the proposed merger; the challenges and costs of closing, integrating, restructuring and achieving anticipated synergies; the ability to retain key employees, customers and suppliers; and other factors, including those set forth in the registration statement on Form S-4 filed by Cypress with respect to the proposed merger, and the most current Form 10-K, Form 10-Q and 8-K reports filed by Cypress and Spansion, with the Securities and Exchange Commission (the “SEC”). All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof, and Cypress and Spansion are under no obligation (and expressly disclaim any such obligation) to update or revise their forward-looking statements whether as a result of new information, future events, or otherwise.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed merger or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information and Where to Find It

In connection with the proposed merger, Cypress has filed a registration statement on Form S-4, which was declared effective on February 5, 2015, and which includes a joint proxy statement/prospectus and other documents concerning the proposed merger with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CYPRESS, SPANSION, AND THE PROPOSED MERGER. Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus and any other documents filed by Cypress and Spansion with the SEC at the SEC’s website at www.sec.gov. They may also be obtained for free by contacting Cypress Investor Relations at http://investors.cypress.com/contactus.cfm or by telephone at (408) 943-2656 or by contacting Spansion Investor Relations at investor.relations@spansion.com or by telephone at (408) 962-2500. The contents of the websites referenced above are not deemed to be incorporated by reference into the registration statement or the joint proxy statement/prospectus.

Participants in the Solicitation

Each of Spansion and Cypress and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from their respective shareholders with respect to the transactions contemplated by the merger agreement. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Cypress or Spansion security holders in connection with the proposed merger is set forth in the registration statement and the joint proxy statement/prospectus. Information regarding Spansion’s executive officers and directors is included in Spansion’s Annual Report on Form 10-K, filed with the SEC on February 11, 2015, and information regarding Cypress’ executive officers and directors is included in Cypress’ Proxy Statement for its 2014 Annual Meeting of Shareholders, filed with the SEC on March 28, 2014 and its Current Report on Form 8-K, filed with the SEC on April 2, 2014. Copies of the foregoing documents may be obtained as provided above. Certain executive officers and directors of Cypress and Spansion have interests in the transaction that may differ from the interests of Cypress and Spansion shareholders generally. These interests are described in the joint proxy statement/prospectus.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 26, 2015	SPANSION INC.

	By:	/s/ Randy W. Furr
	Name:	Randy W. Furr
	Title:	Corporate Executive Vice President and Chief Financial Officer